JOINT VENTURE AGREEMENT
FOR WIND ENERGY DEVELOPMENT
IN Germany

Summary of Terms

Parties:	WIND WORKS POWER CORPORATION. ("WW"), a Nevada limited liability company, and EFI Energy Farming International GmbH („EFI"), limited liability company incorporated under the laws of Germany. Both parties shall individually and jointly be referred to as "Party" and "Parties", respectively
Purpose of the Agreement:	EFI is developing several wind energy projects in Germany (the "Projects"). WW desires to expand its wind energy development activity in Germany, especially for projects with construction timelines in 2011/2012. Therefore, both Parties intend to work together under a joint development agreement, including the conditions of this term sheet agreement (the "Agreement")
Projects:	Several wind generation facilities in development in Germany as detailed in Attachment 1 with an approx. nameplate capacity of 20 MW and approximate commercial operation dates ("COD(s)") in 2011, subject to obtaining construction permission according to German BImSchG and all necessary approvals For Project details and Project assets, see Attachment 1 (the "Project(s)").
Project Company/Asset Joint Venture:	Both Parties own the Project(s) 50:50 based on this Agreement, however, the WW percentage is subject to milestone Purchase Price payments defined below. EFI has set up/will set up a project company ("Project Company") to hold the development assets for each of the Projects. As per this Agreement, WW shall have the right to obtain an ownership interest in the Project Company equal to 50%, subject to the milestone payments defined below.
Purchase Price:	WW shall pay the amounts listed in Attachment 3 according to the milestones defined in such Attachment for its 50% ownership in the Project(s) (the "Purchase Price")

Development:	EFI shall develop the Projects under a separate Development Services Agreement ("DSA") and WW shall fund all costs as per defined milestones. Attachment 3
Construction Ready Project sale:	Both Parties shall be allowed to market a Project that is in development or construction ready to third parties. Upon sale of a Project to such a third party, WW shall obtain a first payment equal to the costs paid for such Project to EFI until the date of sale (equal to reimbursement of costs) Any additional payments payable by third parties, shall firstly be used to pay subsuppliers for the construction of the wind farms and payments identified as profit margin shall be shared on a 50:50 basis between EFI and WW. Alternatively, both Parties shall be allowed to market 50% of the turbine sites to a third party at any time, subject to a first right of refusal of the respective other party. In case EFI sells its turbine sites to a third party, it shall pay Windworks 50% of the costs paid by Windworks for the Project so far.
Power Purchase Agreements	(N/A, feed in tariff Country)
Additional Agreements:	The Parties shall agree to enter into a development services agreement ("DSA") according to the terms of this Agreement not later than 30th November 2010
Indemnification:	The DSA will include indemnity and hold harmless provisions that are appropriate for an agreement of this type
Force Majeure:	The DSA will include force majeure provisions that are appropriate for an agreement of this type.
Default:	Default will occur upon material breach of this Agreement by any Party
Project Expansion:	In case EFI is able to expand the Projects within a 5km radius ("Additional Sites") WW shall have a first right of refusal on purchasing any such Additional Sites at fair market conditions.
Right of first refusal:	In case WW sells the Project to any third party, EFI shall have a right of first refusal.
Binding Agreement:	This Agreement shall be binding upon the Parties.
Governing Laws:	German Law

Signature page to follow

Signed this date of September 17, 2010.

For. Wind Works Power Corporation
I have the authority to bind the corporation

By:
Name: Dr. Ingo Stuckmann
Title: CEO

For. EFI Energy Farming International GmbH
I have the authority to bind the corporation

By
Name: Dr. Thomas Tschiesche
Title: CEO

Attachment 1 / Description of Project and List of Project Assets
Attachment 2 / Project Company
Attachment 3 / Purchase Price / Milestones
Attachment 4 / Developmental Services Agreement

Attachment 1 / Description of Project and List of Project Assets

- Wassertruedingen (Germany Bavaria) approx 20 MW 10 x Vestas V90

-Project Assets as per CD/FTP
(land leases, wind study Al-pro, layout, permitting application)

Attachment 2 / Project Company

- Wassertruedingen: Renewable Energy Harvest Nine GmbH & Co. KG

Attachment 3 / Purchase Price Milestone Payments

The total Purchase Price shall be 1 500 000,- Euros

Upon Closing of this Agreement. WW shall have paid 100.000,- Euros as downpayment for the first milestones achieved.

Upon Signing of the DSA. WW shall have paid 50.000,- Euros as downpayment for the first milestones achieved

1	Milestone: LAND	Payment	
1a	Land securing of 50% of turbine sites (including setbacks) in adequately zoned area "Windvorranggebiet" (excluding construction loads, setbacks, access roads and cable trace)	300.000	20%
1b	Complete Land securing, i.e. 100% turbine sites and setbacks	150.000	10%
1c	registration of easements in the name of a special purpose company for land securing under 1a.	75.000	5%
1d	Complete Land securing of Cable trace, including registration of easements in the name of a special purpose company:	75.000	5%
1e	Complete Land securing of access roads, including registration of easements in the name of a special purpose company, construction loads:	75.000	5%
2	Milestone: WIND		

2a	For the first of two independent wind studies, acceptable to financing:	30,000	2%
2b	For the second of two independent wind studies acceptable to financing:	30,000	2%
3	Milestone: PERMITS & INTERCONNECTION		
3a	Submission of permitting documents to authorities (BIMSCH Antrag)	225,000	15%
3b	Permitting documentation complete (Vollständigkeitserklarung)	150,000	10%
3c	Obtaining construction permit according to German BImSchG	150,000	10%
3d	Obtaining Point of Interconnection:	90,000	6%
4	Milestone WIND TURBINE PROCUREMENT		
4a	Execution of a respective turbine purchase agreement:	75,000	5%
5	Milestone : FINANCING		
5a	After at least one offer of a Bank for non-recourse project finance with a maximum amount of equity of 30%:	30,000	2%
5b	After EFI did provide all documents and papers required by the financing bank for Valutation (Valutierung) of debt.	45,000	3%
	Total	1,500,000	100%

Attachment 4 / Joint Development Agreement

To be det.